Journal Communications, Inc.
Consolidated Statements of Earnings (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	2003 Quarters
	First	Second	Third	Fourth	Total (audited)
Operating revenue:
Publishing	$74,555	$79,907	$78,153	$84,361	$316,976
Broadcasting	32,251	37,657	38,483	42,353	150,744
Telecommunications	36,658	37,461	36,976	38,443	149,538
Printing services	22,707	20,714	20,716	21,821	85,958
Other	23,699	23,652	24,770	22,952	95,073

Total operating revenue	189,870	199,391	199,098	209,930	798,289
Operating costs and expenses:
Publishing	38,324	39,337	38,496	40,645	156,802
Broadcasting	15,084	15,784	17,250	16,580	64,698
Telecommunications	20,141	20,948	21,353	22,280	84,722
Printing services	18,464	17,545	17,283	18,024	71,316
Other	19,857	19,304	20,354	18,739	78,254

Total operating costs and expenses	111,870	112,918	114,736	116,268	455,792
Selling and administrative expenses	56,783	59,995	52,840	59,470	229,088

Total operating costs and expenses
and selling and administrative
expenses	168,653	172,913	167,576	175,738	684,880

Operating earnings	21,217	26,478	31,522	34,192	113,409
Other income and expense:
Interest income and dividends	82	55	82	223	442
Interest expense, net	(535)	(916)	(360)	(98)	(1,909)

Total other income and expense	(453)	(861)	(278)	125	(1,467)
Earnings before income taxes	20,764	25,617	31,244	34,317	111,942
Provision for income taxes	8,306	10,386	12,653	13,804	45,149

Net earnings	$12,458	$15,231	$18,591	$20,513	$66,793

Weighted average number of shares:
Basic	77,747,211	77,747,211	77,747,211	81,232,227	78,644,722
Diluted	77,747,211	77,747,211	77,747,211	85,684,227	83,096,722
Earnings per share:
Basic:
Net earnings	$0.16	$0.20	$0.24	$0.25	$0.84
Diluted:
Net earnings	$0.16	$0.20	$0.24	$0.24	$0.80